As filed with the Securities and Exchange Commission on August 11, 2004                                         Registration No. 333-97321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

BRIAZZ, INC.
(Exact name of Registrant as specified in its charter)

Washington	5812	91-1672311
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3901 7th Avenue South, Suite 200 Seattle, Washington 98108 (206) 467-0994	Evergreen Corporate Services, Inc. 33713 9th Avenue South Federal Way, WA 98003-6762 (253) 874-2949
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Kimberley R. Anderson
Dorsey & Whitney LLP
1420 Fifth Avenue, Suite 3400
Seattle, Washington 98101
(206) 903-8850

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.	[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	[ ]

_________________

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Total

DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-97321) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the shares of common stock and plan interests, as applicable, that were registered but which remain unsold as of the date of this amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment No. 2 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on August 9, 2004.

BRIAZZ, Inc. By: /s/ Victor D. Alhadeff Victor D. Alhadeff Chief Financial Officer Secretary and Chairman of the Board of Directors